EXHIBIT 99.1



                                                Contact:
                                                Julie Gross Gelfand
                                                HLD/Blankman Public Relations
                                                (516) 536-6811

FOR IMMEDIATE RELEASE

                       PROTOCALL TECHNOLOGIES INC. ANNOUNCES

                   REVERSE MERGER WITH QUALITY EXCHANGE, INC.


      MERGER COINCIDES WITH PRIVATE PLACEMENT OF APPROXIMATELY $7.2 MILLION


Commack, NY, July 22, 2004 - Protocall Technologies Incorporated today announced the closing of a private placement totaling approximately $7.2 million and the simultaneous stock-for-stock merger with Quality Exchange, Inc., a publicly-traded company. The combined company will now operate under the name Protocall Technologies Incorporated and will assume and execute Protocall's business plan as its sole business going forward. Protocall Technologies will retain its senior management team, led by software entrepreneur Bruce Newman, and current directors, including Peter Greenfield and Jed Schutz. Protocall's shares will be listed on the Over-the-Counter (OTC) Bulletin Board initially under the trading symbol QEXI.OB. Following the closing of the private placement and merger, Protocall Technologies will have approximately 25.3 million outstanding shares of common stock.

         Protocall Technologies Incorporated (Protocall.com) develops electronic software delivery systems for in-store and online retailers. The company provides specialized programming, digital rights management and electronic merchandising services to its retail and online customers and software publishers. Its lead product is SOFTWARETOGO(R) (STG), the first electronic software delivery service designed to fulfill retail software sales both on the traditional selling floor and on the worldwide web.

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         Today's private placement and merger transaction will enable Protocall
Technologies to pursue the further commercialization of its SoftwareToGo technology by investing in expanded deployment, sales and marketing activities.

         Bruce Newman, Protocall's founder and Chief Executive Officer, stated, "The merger with Quality Exchange provides Protocall Technologies with a public company platform to support future growth. The concurrent stock placement provides an important new source of funding for the continued commercialization and deployment of our proven electronic software delivery technology."

About SoftwareToGo
------------------

         Protocall developed SoftwareToGo as a vehicle to enable retailers to expand their software product offerings and increase sales despite a persistent environment of shrinking shelf and warehouse space. SoftwareToGo also allows software publishers to keep substantially all of their titles in circulation by removing the limitations of physical shelf space as a requirement for product availability in the sales channel.

         The STG system provides online and in-store retailers with a real-time, on-demand software production capability and the ability to offer for sale a nearly unlimited inventory of titles. STG serves as a virtual retail shelf, eliminating the need for retailers to stock and manage physical inventory. Currently, over 1,200 titles from more than 250 software publishers, including 6 of the top 10, are available in the system. Additional licenses and titles will continue to be added.

         When using SoftwareToGo, orders are transmitted electronically from a web site or customer-operated selling-floor terminal. CDs are then produced on-demand within minutes at the point of sale and packaged with original manufacturer's artwork, user manual and certificate of authenticity. CDs also come with license ID for customer use in registering the software.

         SoftwareToGo overcomes many of the obstacles to increased software sales at every point of contact in the chain of distribution. For RETAILERS, it allows a larger selection of titles to be offered with a

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minimal selling-floor footprint, eliminates over-stocking risk, and virtually eliminates shrinkage by producing software only as it is sold. For PUBLISHERS, SoftwareToGo significantly reduces production costs, increases distribution exposure for niche titles, increases product security, extends product life cycles, speeds time-to-market for new products and addresses consumer concerns about the availability of software for alternative computing platforms. For CONSUMERS, SoftwareToGo offers improved product selection, the latest software versions and minimal product acquisition time.

Current Deployments
-------------------

         SoftwareToGo is currently being deployed chainwide in the 227 retail stores of CompUSA. The first installations, at 25 CompUSA locations in the Dallas, San Francisco and Seattle markets, were completed in the first quarter of this year. The remainder of the chain will receive their SoftwareToGo systems beginning later this year with full deployment expected by 2006.

         Protocall also is working with TigerDirect, Inc., a subsidiary of Systemax Inc. (NYSE:SYX), to deploy SoftwareToGo for same-day fulfillment of online software orders from http://www.tigerdirect.com, and to produce software inventory for TigerDirect's retail outlets.

         TigerDirect is a top online computer and computer products retailer and serves as a direct supplier for over 2 million computer users in North America. SoftwareToGo will be integrated into TigerDirect's order fulfillment system beginning in the third quarter of 2004.

About Protocall Technologies
----------------------------

         Protocall Technologies is the leader in distributed, on-demand manufacturing of digital content products for consumers.

         Protocall's first system, SoftwareToGo, is used to produce software CDs at the point of sale in retail establishments and in the distribution centers for online and catalog retailers. SoftwareToGo is the product of over 6 years of design, development and testing and commenced commercial rollout at retailer CompUSA in 2003. SoftwareToGo is currently available in 25 CompUSA stores and is being rolled out

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throughout CompUSA's 227 stores. Beginning in the third quarter of 2004, web retailer TigerDirect.com plans to use SoftwareToGo to provide a progressively increasing share of its software production needs.

         Over 1,200 software titles from over 250 publishers including Microsoft, Vivendi Universal, Symantec and Atari are available through SoftwareToGo, and Protocall is continuing to enlarge its catalog of offerings.

         Spencer G. Feldman of law firm Greenberg Traurig, LLP, represented Protocall Technologies in the private placement and merger transactions.

         More information is available at www.softwaretogo.com.

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CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING INFORMATION
WITHIN THE MEANING OF RULE 175 UNDER THE SECURITIES ACT OF 1933 AND RULE 3B-6 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND ARE SUBJECT TO THE SAFE HARBOR CREATED BY THOSE RULES. ALL STATEMENTS, OTHER THAN STATEMENTS OF FACT, INCLUDED IN THIS RELEASE, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING POTENTIAL FUTURE PLANS AND OBJECTIVES OF THE COMPANIES, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE ACCURATE AND ACTUAL RESULTS AND FUTURE EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH STATEMENTS. TECHNICAL COMPLICATIONS THAT MAY ARISE COULD PREVENT THE PROMPT IMPLEMENTATION OF ANY STRATEGICALLY SIGNIFICANT PLAN(S) OUTLINED ABOVE. THE COMPANY CAUTIONS THAT THESE FORWARD-LOOKING STATEMENTS ARE FURTHER QUALIFIED BY OTHER FACTORS INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH IN CURRENT AND PERIODIC REPORTS AND OTHER DOCUMENTS FILED BY PROTOCALL TECHNOLOGIES WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. PROTOCALL TECHNOLOGIES UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

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